Exhibit 99.1

AMCON Distributing Company Reports Results for the Fiscal Year Ended September 30, 2021

OMAHA, Neb.--(BUSINESS WIRE)--November 8, 2021--AMCON Distributing Company (“AMCON”) (NYSE American: DIT), an Omaha, Nebraska based consumer products company, is pleased to announce fully diluted earnings per share of $27.36 on net income available to common shareholders of $15.5 million for the fiscal year ended September 30, 2021. AMCON earned $11.00 per fully diluted share on net income available to common shareholders of $6.3 million for the fourth fiscal quarter ended September 30, 2021.

“We are pleased with our fiscal 2021 results. AMCON’s associates and management did an outstanding job of securing the products and staffing necessary for success in the convenience distribution industry. We have a long-standing tradition of providing a superior level of customer service. This core operating philosophy has guided us through these difficult times and helped ensure that AMCON’s customers have received a consistent and timely flow of goods and services,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. He further noted, “We continue to seek strategic acquisition opportunities for operators who want to align with our customer centric management philosophy.”

The wholesale distribution segment reported revenues of $1.6 billion and operating income of $24.5 million for fiscal 2021, and revenues and operating income of $438.7 million and $7.9 million, respectively, for the fourth fiscal quarter of fiscal 2021. The retail health food segment reported revenues of $47.3 million and operating income of $1.8 million for fiscal 2021, and revenues of $12.1 million and operating income of $0.6 million for the fourth fiscal quarter of fiscal 2021.

“We remain committed to making the requisite capital expenditures in the coming years to support the Company’s investments in its foodservice and technology platforms, expand its geographic reach, and the continued redevelopment of its retail health food store portfolio. We continue to expand the territories we serve as our customers grow their store footprint,” said Andrew C. Plummer, AMCON’s President and Chief Operating Officer.

Charles J. Schmaderer, AMCON’s Chief Financial Officer said, “At September 30, 2021, our shareholders’ equity was $77.6 million, resulting in adjusted book value per share of $139.27. During fiscal 2021, we turned our inventory 20 times and ended the year with $49.3 million of consolidated debt. At its lowest point during fiscal 2021, the Company’s consolidated debt was approximately $28.8 million.” Mr. Schmaderer also added, “We are pleased with the results of our investment in Team Sledd, LLC.”

AMCON’s Healthy Edge Retail Group plays an important role in the health and wellness of the communities it serves. Throughout the pandemic, our management team has worked diligently to offer a continuous and safe shopping experience for customers. Our long term relationship with the organic/natural products vendor community has enabled our stores to meet the demands of our customers for total wellness solutions. Our strategy is to offer a broad selection of the highest quality organic and natural merchandise available supported by a high degree of customer service not found at other big box retailers within our industry.

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and chilled foods, and health and beauty care products with locations in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Tennessee. AMCON also operates twenty (20) health and natural product retail stores in the Midwest and Florida. The retail stores operate under the names Akin’s Natural Foods www.akins.com in its Midwest market, and Chamberlin's Natural Foods www.chamberlins.com and Earth Origins Market www.earthoriginsmarket.com in its Florida market.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries
CONSOLIDATED BALANCE SHEETS

	September	September
	2021	2020
ASSETS
Current assets:
Cash	$519,591	$661,195
Accounts receivable, less allowance for doubtful accounts of $0.9 million at September 2021 and September 2020	35,844,163	34,278,429
Inventories, net	95,212,085	98,971,773
Prepaid expenses and other current assets	4,999,125	2,091,645
Total current assets	136,574,964	136,003,042

Property and equipment, net	16,012,524	17,497,274
Operating lease right-of-use assets, net	17,846,529	18,936,126
Note receivable, net of current portion	3,325,000	3,500,000
Goodwill	4,436,950	4,436,950
Other intangible assets, net	500,000	500,000
Equity method investment	9,380,343	6,744,095
Other assets	334,819	383,786
Total assets	$188,411,129	$188,001,273

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24,235,042	$22,108,299
Accrued expenses	11,468,955	8,306,160
Accrued wages, salaries and bonuses	4,489,852	4,761,020
Income taxes payable	867,160	567,408
Current operating lease liabilities	5,513,390	5,607,098
Current maturities of long-term debt	561,202	516,850
Total current liabilities	47,135,601	41,866,835

Credit facility	43,650,865	61,971,682
Deferred income tax liability, net	1,531,228	1,806,575
Long-term operating lease liabilities	12,669,157	14,028,606
Long-term debt, less current maturities	5,054,265	2,608,794
Other long-term liabilities	757,387	927,241

Shareholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 551,369 shares outstanding at September 2021 and 537,715 shares outstanding at September 2020	8,834	8,697
Additional paid-in capital	24,918,781	24,282,058
Retained earnings	83,552,298	71,362,334
Treasury stock at cost	(30,867,287)	(30,861,549)
Total shareholders’ equity	77,612,626	64,791,540
Total liabilities and shareholders’ equity	$188,411,129	$188,001,273

AMCON Distributing Company and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS

	Fiscal Years Ended September
	2021	2020
Sales (including excise taxes of $403.9 million and $393.3 million, respectively)	$1,672,378,581	$1,521,278,763
Cost of sales	1,571,829,805	1,433,544,831
Gross profit	100,548,776	87,733,932
Selling, general and administrative expenses	79,631,140	75,051,227
Depreciation	3,093,017	3,116,449
Impairment charges	—	485,270
	82,724,157	78,652,946
Operating income	17,824,619	9,080,986

Other expense (income):
Interest expense	1,339,560	1,693,251
Other (income), net	(203,228)	(114,276)
	1,136,332	1,578,975
Income from operations before income taxes	16,688,287	7,502,011
Income tax expense	4,501,000	2,143,000
Equity method investment earnings, net of tax	3,357,978	183,579
Net income available to common shareholders	$15,545,265	$5,542,590

Basic earnings per share available to common shareholders	$28.24	$9.88
Diluted earnings per share available to common shareholders	$27.36	$9.76

Basic weighted average shares outstanding	550,551	561,166
Diluted weighted average shares outstanding	568,103	567,961

Dividends declared and paid per common share	$5.72	$1.00

AMCON Distributing Company and Subsidiaries
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

					Additional
	Common Stock		Treasury Stock		Paid-in	Retained
	Shares	Amount	Shares	Amount	Capital	Earnings	Total
Balance, October 1, 2019	856,039	$8,561	(303,425)	$(28,831,855)	$23,165,639	$66,414,397	$60,756,742
Dividends on common stock, $1.00 per share	—	—	—	—	—	(594,653)	(594,653)
Compensation expense and issuance of stock in connection with equity-based awards	13,828	136	—	—	1,116,419	—	1,116,555
Repurchase of common stock	—	—	(28,727)	(2,029,694)	—	—	(2,029,694)
Net income	—	—	—	—	—	5,542,590	5,542,590
Balance September 30, 2020	869,867	$8,697	(332,152)	$(30,861,549)	$24,282,058	$71,362,334	$64,791,540
Dividends on common stock, $5.72 per share	—	—	—	—	—	(3,355,301)	(3,355,301)
Compensation expense and issuance of stock in connection with equity-based awards	13,722	137	—	—	636,723	—	636,860
Repurchase of common stock	—	—	(68)	(5,738)	—	—	(5,738)
Net income	—	—	—	—	—	15,545,265	15,545,265
Balance, September 30, 2021	883,589	$8,834	(332,220)	$(30,867,287)	$24,918,781	$83,552,298	$77,612,626

AMCON Distributing Company and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	September	September
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$15,545,265	$5,542,590
Adjustments to reconcile net income from operations to net cash flows from (used in) operating activities:
Depreciation	3,093,017	3,116,449
Equity method investment earnings, net of tax	(3,357,978)	(183,579)
Impairment charges	—	485,270
(Gain) loss on sales of property and equipment	(9,864)	105,039
Equity-based compensation	2,415,156	1,085,287
Deferred income taxes	(275,347)	(16,798)
Provision for losses on doubtful accounts	50,000	(21,000)
Inventory allowance	37,708	(322,240)
Changes in assets and liabilities:
Accounts receivable	(1,615,734)	(9,591,809)
Inventories	3,721,980	3,693,984
Prepaid and other current assets	(2,732,480)	4,794,469
Equity method investment distributions	1,392,730	—
Other assets	48,967	(110,207)
Accounts payable	1,998,494	3,529,980
Accrued expenses and accrued wages, salaries and bonuses	1,164,828	1,353,113
Other long-term liabilities	(169,854)	885,230
Income taxes payable and receivable	(371,248)	857,270
Net cash flows from (used in) operating activities	20,935,640	15,203,048

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,525,882)	(3,356,573)
Proceeds from sales of property and equipment	55,728	43,600
Investment in equity method investee	—	(6,500,000)
Issuance of note receivable	—	(3,500,000)
Net cash flows from (used in) investing activities	(1,470,154)	(13,312,973)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facility	1,663,751,276	1,515,476,055
Repayments under revolving credit facility	(1,682,072,093)	(1,513,881,087)
Proceeds from borrowings on long-term debt	3,000,000	—
Principal payments on long-term debt	(510,177)	(532,747)
Proceeds from exercise of stock options	—	25,750
Repurchase of common stock	(5,738)	(2,029,694)
Dividends on common stock	(3,355,301)	(594,653)
Settlement and withholdings of equity-based awards	(415,057)	(30,208)
Net cash flows from (used in) financing activities	(19,607,090)	(1,566,584)
Net change in cash	(141,604)	323,491
Cash, beginning of period	661,195	337,704
Cash, end of period	$519,591	$661,195

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$1,353,985	$1,743,098
Cash paid during the period for income taxes	5,138,454	1,302,528

Supplemental disclosure of non-cash information:
Equipment acquisitions classified in accounts payable	$128,249	$—
Issuance of common stock in connection with the vesting and exercise of equity-based awards	949,812	990,653

AMCON Distributing Company and Subsidiaries

FISCAL YEAR 2021

(dollars in thousands, except per share data)	First	Second	Third	Fourth

Sales	$404,745	$378,513	$438,313	$450,807
Gross profit	23,462	22,973	25,542	28,572
Income from operations before income taxes	3,753	2,944	4,013	5,978
Net income available to common shareholders	$3,078	$2,429	$3,691	$6,348

Basic earnings per share available to common shareholders	$5.61	$4.41	$6.69	$11.51
Diluted earnings per share available to common shareholders	$5.57	$4.33	$6.48	$11.00

FISCAL YEAR 2020

(dollars in thousands, except per share data)	First	Second	Third	Fourth

Sales	$360,101	$337,887	$396,854	$426,437
Gross profit	20,845	20,693	21,652	24,543
Income from operations before income taxes	701	1,032	2,054	3,715
Net income available to common shareholders	$452	$699	$1,580	$2,812

Basic earnings per share available to common shareholders	$.80	$1.24	$2.79	$5.10
Diluted earnings per share available to common shareholders	$.80	$1.22	$2.77	$5.00

The Company’s quarterly earnings per share are based on weighted average shares outstanding for the quarter; therefore the sum of the quarters may not equal the full year earnings per share amount.

AMCON Distributing Company and Subsidiaries

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

The financial measure of adjusted book value per share included in this press release (“adjusted book value per share”) has been determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Management believes that this non-GAAP financial measurement reflects an additional way of viewing aspects of the Company’s business that, when viewed together with its financial results computed in accordance with GAAP, provides a more complete understanding of factors affecting historical financial performance of the Company. This measure is important to investors interested in determining the amount of book value per share if all potentially dilutive shares were exercised or vested and outstanding. This non-GAAP financial measurement is not intended to be a substitute for the comparable GAAP measurements and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

The Company has defined the non-GAAP financial measure of adjusted book value per share as follows:

  “Adjusted book value per share” is defined as total shareholders’ equity increased by the impact of proceeds from the exercise of all stock options and vesting of restricted stock units divided by total common shares outstanding plus common shares issuable upon the exercise of all stock options and vesting of restricted stock units.”
September 2021
Number of common shares outstanding at September 30, 2021	551,369
Total shareholders’ equity at September 30, 2021	$77,612,626

Book value per share at September 30, 2021	$140.76
September 2021
Number of common shares outstanding at September 30, 2021	551,369
Add: common shares potentially issuable for stock options and unvested restricted stock units /1/	57,470
608,839

Total shareholders’ equity at September 30, 2021	$77,612,626
Equity impact if all potential common shares were exercised or vested /1/	7,177,416
$84,790,042

Adjusted book value per share at September 30, 2021	$139.27

____________

/1/	Assumes the exercise of all vested and unvested stock options and vesting of all outstanding restricted stock units at September 30, 2021.

Contacts

Christopher H. Atayan
AMCON Distributing Company
Ph 402-331-3727